SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


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Date of Report (Date of earliest event reported)    JANUARY 24, 1997


                                COMPSCRIPT, INC.
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             (Exact name of registrant as specified in its charter)


    FLORIDA                          0-20594               65-0506539
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(State or other jurisdiction     (Commission File         (IRS Employer
 or incorporation)                   Number)               Identification No.)


       1225 BROKEN SOUND PARKWAY N.W., SUITE A, BOCA RATON, FLORIDA 33487
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (561) 994-8585


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          (Former name or former address, if changed since last report)




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ITEM 5.   OTHER EVENTS.

On January 24, 1997, CompScript, Inc. (the "Registrant") entered into a Letter of Intent with Hytree Pharmacy, Inc. ("Hytree") for the purchase by the Registrant of all of the stock of Hytree (the "Acquisition"). The proposed Acquisition is conditioned on, among other things, the preparation of a mutually satisfactory definitive agreement of Acquisition on or before March 31, 1997, the Registrant's completion of a satisfactory due diligence review of Hytree, the Registrant assuming indebtedness of Hytree in an amount of approximately $1 million, and the entering into employment agreements with each of David Hytree, Robert Hytree and Dennis Wollschleger.

The foregoing summary of the Letter of Intent is qualified in its entirety by the copy of Letter of Intent attached hereto as an exhibit.

On January 30, 1997, the Registrant entered into a Letter of Intent with Campo Medical Pharmacy, Inc. ("Campo") for the purchase by the Registrant of all of the Stock of Campo (the "Acquisition"). The proposed Acquisition is conditioned on, among other things, the preparation of a mutually satisfactory definitive agreement of Acquisition on or before February 28, 1997, the Registrant's completion of a satisfactory due diligence review of Campo, and the entering into employment agreements with each of Joe Campo and Steve Campo.

The foregoing summary of the Letter of Intent is qualified in its entirety by the copy of Letter of Intent attached hereto as an exhibit.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

EXHIBITS

2.1 Letter of Intent, dated January 24, 1997, between Registrant and Hytree Pharmacy, Inc.

2.2 Letter of Intent, dated January 30, 1997, between Registrant and Campo Medical Pharmacy, Inc.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               COMPSCRIPT, INC.



                                               By: /S/ BRIAN A. KAHAN
                                                   ------------------------
                                                   Brian A. Kahan
                                                   Chief Executive Officer

DATED:  February 7, 1997



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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER          DESCRIPTION
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  2.1       Letter of Intent, dated January 24, 1997, between Registrant and
            Hytree Pharmacy, Inc.

  2.2 Letter of Intent, dated January 30, 1997, between Registrant and Campo Medical Pharmacy, Inc.